Exhibit 10.1
AGCO CORPORATION
AMENDED AND RESTATED
EXECUTIVE NONQUALIFIED PENSION PLAN
(EFFECTIVE MAY 10, 2010)

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AGCO CORPORATION
AMENDED AND RESTATED
EXECUTIVE NONQUALIFIED PENSION PLAN
     Effective as of May 10, 2010, AGCO Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), hereby adopts the AGCO Corporation Amended and Restated Executive Nonqualified Pension Plan (the “Plan”), which amends, restates and supersedes the Amended and Restated Supplemental Executive Retirement Plan, which was last amended and restated effective January 1, 2008.
BACKGROUND AND PURPOSE
     A. General Purpose. The primary purpose of the Plan is to provide additional retirement income to a select group of management personnel of the Company and its affiliates that adopt the Plan as participating companies.
     B. Type of Plan. The Plan is intended to constitute a non-qualified deferred compensation plan that complies with the provisions of Code Section 409A and an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees within the meaning of Title I of ERISA.
STATEMENT OF AGREEMENT
     To establish the Plan with the purposes and goals as hereinabove described, the Company hereby sets forth the terms and provisions as follows:
ARTICLE I
DEFINITIONS
     For purposes of the Plan, the following terms, when used with an initial capital letter, shall have the meaning set forth below unless a different meaning plainly is required by the context.
     1.1 Accrual Factor shall mean, with respect to a Participant, the annual factor used to determine the Participant’s Accrued Benefit, which is equal to:
     (i) three percent (3%) for each Participant who is employed as a Senior Vice President or greater position with the Company in such year, and
     (ii) two and twenty-five one-hundredths of a percent (2.25%) for each Participant who is employed as a Vice President or equivalent position with the Company in such year.

     1.2 Accrued Benefit shall mean, with respect to a Participant and as of any date it is determined, an annual amount, payable in twelve (12) equal monthly payments for fifteen (15) years certain, which is equal to (i) the Participant’s Final Earnings, multiplied by (ii) the Participant’s Years of Credited Service, multiplied by (iii) the Participant’s Accrual Factor, and reduced by (iv) the Participant’s Social Security Benefit and Savings Plan Benefit; provided, however, that the maximum Accrued Benefit attainable hereunder shall not be greater than:
          (i) In the case of a Participant who is employed as a Senior Vice President or greater position with the Company or any Affiliate immediately prior to his termination of employment with the Company or any Affiliate, sixty percent (60%) of the Participant’s Final Earnings, subject to reduction by the Participant’s Social Security Benefit and Savings Plan Benefit, and
          (ii) In the case of a Participant who is employed as a Vice President of the Company or any Affiliate or equivalent position immediately prior to his termination of employment with the Company or any Affiliate, forty-five percent (45%) of the Participant’s Final Earnings, subject to reduction by the Participant’s Social Security Benefit and Savings Plan Benefit.
     1.3 Actuarial Equivalent shall mean an amount of equivalent value based on the applicable mortality rate in effect under the 1994 Group Annuity Reserving table (94 GAR) and an effective annual interest rate of seven percent (7%) compounded annually.
     1.4 Administrative Committee shall mean a committee appointed by the Board, which shall act on behalf of the Company to administer the Plan. From time to time, the Board may appoint other members of such committee in addition to, or in lieu of, the individuals holding said titles.
     1.5 Affiliate shall mean any corporation or other entity that is required to be aggregated with the Company under Code Sections 414(b) or (c).
     1.6 Base Salary shall mean, with respect to a Participant for a calendar year, the Participant’s regular base salary amount paid to him during such calendar year, plus any amounts of base salary that the Participant may have elected to defer under the terms of any Code Section 401(k) or 125 plan or any nonqualified deferred compensation plan maintained by the Company or an Affiliate, but excluding bonuses, incentive compensation, equity-based compensation, expense reimbursements and the value of any fringe benefits.
     1.7 Benefit Commencement Date shall mean, with respect to a Participant’s Accrued Benefit, the first day of the month coinciding with or immediately following the earliest of (a) the Participant’s death while employed by the Company or any of its Affiliates and (b) the later of the Participant’s Separation from Service or attainment of Normal Retirement Age.
     1.8 Board shall mean the Board of Directors of the Company.

     1.9 Change in Control shall mean any one of the following (determined in accordance with Code Section 409A):
          (a) The date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (not including where any one person, or more than one person acting as a group, who is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, acquires additional stock).
          (b) The date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company, or a majority of the members of the Board is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election of such new directors.
          (c) The date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total fair market value equal to or more than forty-percent (40%) of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions unless the assets are transferred to (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly by the Company, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the Company, or (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person, or more than one person acting as a group, that owns directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the Company.
     1.10 Code shall mean the Internal Revenue Code of 1986, as amended.
     1.11 Company shall mean AGCO Corporation, a Delaware corporation, with its principal place of business in Duluth, Georgia.
     1.12 Death Benefit shall mean the amount payable to a deceased Participant’s Designated Beneficiary, as determined pursuant to the terms of Section 3.4.
     1.13 Designated Beneficiary shall mean the person or persons identified by the Participant as eligible to receive benefits under the Plan on a form acceptable to the Administrative Committee. In the event no such written designation is made by a Participant or if such beneficiary shall not be living or in existence at the time for commencement of payment under the Plan, the Participant shall be deemed to have designated his estate as such beneficiary.
     1.14 Effective Date shall mean January 1, 2008, the date as of which this amended and restated Plan shall be effective.
     1.15 Eligible Employee shall mean any individual who, as determined by the Board in its sole discretion, is a member of a select group of highly compensated or key management employees of the Company or an Affiliate.
     1.16 Employment Commencement Date shall mean, with respect to a Participant, the date on which such Participant first performs services for the Company or an Affiliate.
     1.17 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.
     1.18 Final Earnings shall mean, for a Participant, the average of his Base Salary plus annual incentive payments under the Management Compensation Plan for such calendar year actually received for the three most recent, full calendar years ending on or immediately before the date of the Participant’s Separation from Service with the Company and all Affiliates, or on or before the date of Participant’s death while employed with the Company or an Affiliate or on or before the date he is removed from active participation in the Plan pursuant to Section 2.2 hereof, as applicable.
     1.19 Interest shall mean the prime rate of interest published in the Wall Street Journal as of the last business day of the month compounded monthly.
     1.20 Normal Retirement Age shall mean age sixty-five (65).
     1.21 Participant shall mean any individual who has been admitted to participation in the Plan pursuant to the provisions of Article II.
     1.22 Plan shall mean the AGCO Corporation Amended and Restated Executive Nonqualified Pension Plan, as contained herein and all amendments hereto.
     1.23 Plan Year shall mean the twelve (12)-consecutive-month period ending on December 31 of each year.
     1.24 Savings Plan Benefit shall mean the Actuarial Equivalent of a Participant’s accrued benefit attributable to employer matching contributions and earnings thereon under the AGCO Corporation 401(k) Savings Plan, calculated as if such benefit was payable in the form of a single life annuity for the Participant’s lifetime. The Participant’s Savings Plan Benefit shall also include the Actuarial Equivalent of (i) all amounts attributable to employer contributions and earnings thereon credited to the Participant’s account under any nonqualified deferred compensation plan maintained by the Company or an Affiliate, other than this Plan, and (ii) any benefits attributable to contributions made by the Company or any Affiliate under any retirement plan established under the laws of any foreign country (excluding any foreign retirement plan described in Section 1.26).
     1.25 Separation from Service shall mean the date as of which a Participant dies, retires, or otherwise terminates employment with the Company and its Affiliates. A Separation from Service occurs where the facts and circumstances indicate that the Company or Affiliate and the Participant reasonably anticipate that no further services will be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to less than fifty percent (50%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36)-month period (or the full period of service to the Company and its Affiliates if the Participant has been providing services to the Company or its Affiliates less than thirty-six (36) months). Whether a Separation from Service has occurred will be determined based on the facts and circumstances and in accordance with the guidance under Code Section 409A. The Participant will not be deemed to have incurred a Separation from Service while the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Company and its Affiliates under an applicable statute or by contract. For purposes hereof, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Company or an Affiliate. If the period of leave exceeds six months and the Participant does not retain a right to reemployment under an applicable statute or by contract, a Separation from Service is deemed to occur on the first date immediately following such six-month period.
     1.26 Social Security Benefit shall mean, for a Participant, the maximum annual primary Social Security retirement benefit amount that, under the law as in effect as of the Participant’s Benefit Commencement Date, could be payable to him (regardless of his actual Social Security compensation amounts) at such date. A Participant’s Social Security benefit shall also include any retirement benefits payable to the Participant under any similar retirement program of any foreign country.
     1.27 Trust or Trust Agreement shall mean the separate agreement or agreements between the Company and the Trustee governing the creation of the Trust Fund, and all amendments thereto.
     1.28 Trustee shall mean the party or parties so designated from time to time pursuant to the terms of the Trust Agreement.
     1.29 Trust Fund shall mean the total amount of cash and other property held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.

     1.30 Years of Credited Service shall mean, with respect to a Participant, the number of twelve (12)-month periods during which such Participant is continuously employed by the Company or an Affiliate, commencing on the later of (A) June 20, 1990 or (B) the Participant’s Employment Commencement Date. Years of Credited Service shall be counted in whole and partial years with any partial year being equal to a fraction, the numerator of which is the number of full months of employment completed in the partial year, and the denominator of which is twelve (12). Notwithstanding the foregoing, Martin Richenhagen shall be credited with no less than five (5) Years of Credited Service for purposes of the Plan.
ARTICLE II
ELIGIBILITY
     2.1 Selection of Participants.
     The Board, in its sole discretion, shall designate which Eligible Employees shall become Participants in the Plan. The Administrative Committee shall set forth the name of each Participant on Schedule A hereto. Notwithstanding anything herein to the contrary, all aspects of the selection of Participants shall be in the sole discretion of the Board and regardless of title, duties or any other factors, there shall be no requirement whatsoever that any individual or group of individuals be allowed to participate herein.
2.2	Removal from Active Participation.
     The Board may at any time remove a Participant from active participation in the Plan, such that he shall not be credited with additional years of Credited Service and his Accrued Benefit shall not continue to increase.
ARTICLE III
BENEFITS
     3.1 Benefit Amount.
          (a) Vesting. A Participant will be fully vested in his or her Accrued Benefit when the Participant has attained age fifty (50) with at least ten (10) Years of Credited Service, five (5) years of which the Participant has been a Participant in the Plan. Except as provided in Section 3.3 or Section 3.5 below, upon a Participant’s Separation from Service for any reason before Participant has attained age fifty (50) with at least ten (10) years of Credited Service, five (5) years of which the Participant has been a Participant in the Plan, neither the Participant nor his Designated Beneficiary shall be entitled to any benefit or payment under the Plan. Notwithstanding the foregoing, Andrew H. Beck shall be entitled to be fully vested in his Accrued Benefit when he attains the age of forty-six (46) with at least ten (10) Years of Credited Service, five (5) years of which he has been a Participant in the Plan.
          (b) Normal Retirement Benefit. If a Participant experiences a Separation from Service before the Participant’s death and is otherwise vested in his Accrued Benefit as set forth in Section 3.1(a), the Participant shall be entitled to receive his Accrued Benefit. Such benefit shall be paid in accordance with Section 3.2 below.
          (c) Death Benefit. If a Participant dies while employed by the Company or any Affiliate and is otherwise vested in his Accrued Benefit as set forth in Section 3.1(a), the Participant’s Designated Beneficiary, as applicable, shall be entitled to receive his Accrued Benefit in an amount equal to the Actuarial Equivalent of his Accrued Benefit determined as of the date of his death, adjusted to reflect commencement of the Accrued Benefit prior to his Normal Retirement Age, if applicable. Such benefit shall be paid in accordance with Section 3.2.
          (d) Reemployment. If a Participant who separates from service and commences receipt of his Accrued Benefit is subsequently reemployed by the Company, such Participant may be treated as newly eligible to participate in the Plan but shall receive no credit for prior service under the Plan and the Participant’s Accrued Benefit shall continue to be paid pursuant to the terms of the Plan.
     3.2 Payment of Benefit.
          (a) Commencement and Timing. Except as otherwise provided in Section 3.3 below, a Participant’s Accrued Benefit determined under Section 3.1(b) shall commence as of the later of the beginning of the seventh (7th) month following the Participant’s Separation from Service or the Benefit Commencement Date. Notwithstanding anything in the Plan to the contrary, during the period between the Participant’s Benefit Commencement Date and the date on which payments begin under this Section 3.2, the payments to which the Participant would have been entitled during such period if payments had begun on the Benefit Commencement Date shall be accumulated and paid to the Participant with Interest in a lump sum as of the beginning of the seventh (7th) month after the Participant’s Separation from Service. Remaining monthly payments, if any, due under the terms of the Plan shall be paid in the normal course after the beginning of the seventh (7th) month after the Participant’s Separation from Service. A Participant’s Accrued Benefit determined under Section 3.1(c) shall commence on the Participant’s Benefit Commencement Date if such Benefit Commencement Date occurs by reason of the Participant’s death while employed by the Company or an Affiliate.
          (b) Form of Payment of Benefit.
     Except as otherwise provided herein or in Section 3.3 below, a Participant’s Accrued Benefit determined under Section 3.1(b) or (c) shall be an annual amount, payable in twelve (12) equal monthly payments, for fifteen (15) years certain. Notwithstanding the foregoing, a Participant whose Accrued Benefit was in pay status as of immediately before January 1, 2008 shall continue to be paid in accordance with the form of payment as determined under the terms of the Plan at the time payments began.
     3.3 Change in Control.
     In the event of a Change in Control of the Company, every Participant shall become fully vested in the total amount of his Accrued Benefit determined as of the date the Change in

Control occurs so long as the Participant is employed by the Company or any Affiliate at the time of the Change in Control. If within twenty-four (24) months after a Change in Control a Participant has a Separation from Service or dies while employed by the Company or any Affiliate, he shall be entitled to a lump-sum payment on the first day of the seventh (7th) month following the date the Participant has a Separation from Service or, in case of death, on the Benefit Commencement Date, equal to (i) the Actuarial Equivalent of the Participant’s Accrued Benefit, determined as of the date of his Separation from Service or death, adjusted to reflect the lump sum form of payment and commencement of the Participant’s benefit prior to his Normal Retirement Age, if applicable, plus (ii) Interest on such amount accrued from the date of the Benefit Commencement Date until the date payment is to be made, if later than the Benefit Commencement Date. If the Participant has a Separation from Service or dies while employed by the Company or any Affiliate more than twenty-four (24) months after the Change in Control, the Participant shall be entitled to receive his Accrued Benefit in accordance with Section 3.2 above. Notwithstanding anything in the Plan to the contrary, if a Participant is receiving his Accrued Benefit as of the date a Change in Control occurs, the remaining portion of his Accrued Benefit shall be distributed immediately in a lump sum payment adjusted to reflect the conversion of a stream of payments for the remainder of the fifteen (15) years certain to the Actuarial Equivalent of a lump sum form of payment.
     3.4 Death Benefit.
     In the event a Participant is entitled to an Accrued Benefit under this Plan and dies before he has received the entirety of his Accrued Benefit under Section 3.2 or 3.3, then the undistributed payments of the Participant’s Accrued Benefit as of the date of the Participant’s death shall be paid to the Participant’s Designated Beneficiary in the form the Participant would have received.
     3.5 Special CEO Provisions.
     In the event (a) Martin Richenhagen has a Separation from Service due to termination by the Company without “Cause” (as defined in the employment agreement between Mr. Richenhagen and the Company, as amended and restated effective as of January 1, 2008 (the “Richenhagen Employment Agreement”)) or (b) Mr. Richenhagen has a Separation from Service for “Good Reason” (as defined in the Richenhagen Employment Agreement) or due to nonrenewal of the Richenhagen Employment Agreement, Mr. Richenhagen shall become fully vested in the total amount of his Accrued Benefit determined as of the date the Separation from Service occurs.
ARTICLE IV
CLAIMS
     4.1 Claims Procedure. Claims for benefits under the Plan may be filed with the Administrative Committee. Written or electronic notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the claim is filed. If additional time (up to ninety (90) days) is required by the Administrative Committee to process the claim, written notice shall be provided to the claimant within the initial ninety (90)-day period. In such event, written notice of the extension shall be furnished to the claimant within the initial thirty (30)-day extension period. Any extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrative Committee expects to render a determination.
     In the event the claim is denied in whole or in part, the notice shall set forth in language calculated to be understood by the claimant:
(i)	the specific reason or reasons for the denial,

(ii)	specific reference to pertinent Plan provisions on which the denial is based,

(iii)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

(iv)	a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right, if any, to bring a civil action under section 502(a) of the ERISA, following an adverse benefit determination on review.
     4.2 Claims Review Procedure. Any Participant or beneficiary or beneficiaries who has been denied a benefit by a decision of the Administrative Committee pursuant to Section 4.1 shall be entitled to request the Administrative Committee, to give further consideration to his or her claim by filing a written application for review with the Administrative Committee no later than sixty (60) days after receipt of the written notification provided for in Section 4.1. The claimant may submit written comments, documents, records, and other information relating to the claim for benefits which will all be taken into account during the review of the claim, whether or not such information was submitted or considered in the initial benefit determination. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.
     Upon receiving such written application for review, the Administrative Committee may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Administrative Committee received such written application for review. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.
     Written or electronic notice of the disposition of a claim shall be furnished to the claimant within sixty (60) days after the application for review is filed. If additional time (up to sixty (60) days) is required by the Administrative Committee to process the claim, written notice shall be provided to the claimant within the initial sixty (60)-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrative Committee expects to render a determination.

     In the case of an adverse determination, the decision on review shall include specific reasons for the decision, in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall also include:
(i)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, and

(ii)	a statement describing any voluntary appeal procedures offered by the Plan, and a statement of the claimant’s right, if any, to bring an action under Section 502(a) of ERISA.
     Any suit or other cause of action relating to a claim for benefits under the Plan must be brought within ninety (90) days of the adverse determination on review or such suit or cause of action shall be forever barred.
ARTICLE V
SOURCE OF FUNDS TRUST
     5.1 Source of Funds.
     Except as provided in this Section and Section 5.2, the Company shall provide the benefits described in the Plan from the general assets of the Company. In any event, the Company ultimately shall have the obligation to pay all benefits due to Participants and Designated Beneficiaries under the Plan. The Company’s obligation to pay benefits under the Plan constitutes a mere promise of the Company to pay such benefits, and a Participant or Designated Beneficiary shall be and remain no more than an unsecured, general creditor of the Company. As described in this Article, the Company may establish a Trust and pay over funds from time to time to such Trust. To the extent that funds in such Trust allocable to the benefits payable under the Plan are sufficient, the Trust assets shall be used to pay benefits under the Plan. If such Trust assets are not sufficient to pay all benefits due under the Plan, then the Company shall have the obligation, and the Participant or Designated Beneficiary, who is due such benefits, shall look to the Company to provide such benefits. The Administrative Committee shall allocate the total liability to pay benefits under the Plan among the Participating Companies in such manner and amount as the Administrative Committee in its sole discretion deems appropriate to reflect the benefits accrued by each Participating Company’s employees.
     5.2 Trust.
The Company may transfer all or any portion of the funds necessary to fund benefits accrued hereunder to the Trustee to be held and administered by the Trustee pursuant to the terms of the Trust Agreement, except during any “restricted period” as defined in Code Section 409A(b)(3)(B) with respect to a single-employer defined benefit plan of the Company or any Affiliate. To the extent provided in the Trust Agreement, each transfer into the Trust Fund shall be irrevocable as long as the Company has any liability or obligations under the Plan to pay benefits, such that the Trust property is in no way subject to use by the Company; provided, it is the intent of the Company that the assets held by the Trust are and shall remain at all times subject to the claims of the general creditors of the Company. No Participant or Designated Beneficiary shall have any interest in the assets held by the Trust or in the general assets of the Company other than as a general, unsecured creditor. Accordingly, the Company shall not grant a security interest in the assets held by the Trust in favor of the Participants, Designated Beneficiaries or any creditor. The Trust Fund and all assets thereunder, if any, shall at all times be held in the United States. Additionally, in no event shall any such assets become restricted to the provision of benefits under the Plan in connection with (a) a change in the financial health of the Company, regardless of whether such assets are available to satisfy the claims of general creditors of the Company or (b) during any “restricted period” as defined in Code Section 409A(b)(3)(B) with respect to a single-employer defined benefit plan of the Company or any Affiliate.
ARTICLE VI
ADMINISTRATIVE COMMITTEE
     6.1 Action.
     Action of the Administrative Committee may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the Administrative Committee is a Participant, he shall not participate in any decision which solely affects his own benefit under the Plan. For purposes of administering the Plan, the Administrative Committee shall choose a secretary who shall keep minutes of the Administrative Committee’s proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or any other written direction on behalf of the Administrative Committee.
     6.2 Rights and Duties.
     The Administrative Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:
          (a) To construe, interpret and administer the Plan;
          (b) To make determinations required by the Plan, and to maintain records regarding Participants and Designated Beneficiaries’ benefits hereunder;
          (c) To compute and certify to the Company the amount and kinds of benefits payable to Participants and Designated Beneficiaries and to determine the time and manner in which such benefits are to be paid;
          (d) To authorize all disbursements by the Company pursuant to the Plan;
          (e) To maintain all the necessary records of the administration of the Plan;

          (f) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof
          (g) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder;
          (h) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.
The Administrative Committee shall have the exclusive right to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters are final and conclusive on all parties.
     6.3 Compensation, Indemnity and Liability.
     The Administrative Committee and its members shall serve as such without bond and without compensation for services hereunder. All expenses of the Administrative Committee shall be paid by the Company. No member of the Administrative Committee shall be liable for any act or omission of any other member of the Administrative Committee, nor for any act or omission on his own part, excepting his own willful misconduct. The Company shall indemnify and hold harmless the Administrative Committee and each member thereof against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the Administrative Committee, excepting only expenses and liabilities arising out of his own willful misconduct.
     6.4 Taxes.
     A Participant’s or Designated Beneficiary’s Accrued Benefit hereunder shall be reduced by (1) the amount necessary to pay the tax due under the Federal Insurance Contributions Act with respect to the Accrued Benefit determined upon the Benefit Commencement Date (or such other date as is applicable under Treasury Regulation Section 31.3121(v)(2)-1) and (2) the amount estimated to pay the Federal and State income tax withholding liability due.
ARTICLE VII
AMENDMENT AND TERMINATION
     7.1 Amendments.
     The Board shall have the right to amend the Plan in whole or in part at any time and from time to time. An amendment to the Plan may modify its terms in any respect whatsoever (including freezing future benefit accruals); provided, no amendment may decrease the level of a Participant’s benefit or adversely affect a Participant’s or Designated Beneficiary’s rights to benefits that already have accrued. The terms of the Plan as amended as of the Effective Date are intended to comply with this Section 7.1.
     7.2 Termination of Plan.

     The Board shall have the right to terminate the Plan at any time for any reason. If the Plan is terminated, each Participant’s benefit under the Plan will be frozen and will be paid under the conditions, at the time and in the form, specified under the terms of the Plan unless earlier payment of such benefits is permitted by Code Section 409A, in which case the Board in its discretion may provide for such earlier payment of Participant’s Accrued Benefits, adjusted to reflect commencement of the Accrued Benefit prior to Normal Retirement Age and, if applicable, any lump sum form of payment. Termination of the Plan shall be binding on all Participants and Designated Beneficiaries.
ARTICLE VIII
MISCELLANEOUS
     8.1 Taxation.
     It is the intention of the Company that the benefits payable hereunder shall not be deductible by the Company nor taxable for federal income tax purposes to Participants and Designated Beneficiaries until such benefits are paid by the Company, or by the Trust, as the case may be, to such Participants and Designated Beneficiaries. When such benefits are so paid, it is the intention of the Company that they shall be deductible by the Company under Code Section 162.
     8.2 No Employment Contract.
     Nothing herein contained is intended to be nor shall be construed as constituting a contract arrangement between the Company and any Participant to the effect that the Participant will be employed by the Company for any specific period of time.
     8.3 Headings.
     The headings of the various articles and sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a section shall refer to a section of the Plan unless specified otherwise.
     8.4 Gender and Number.
     Use of any gender in the Plan will be deemed to include all genders when appropriate, and use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.
     8.5 Assignment of Benefits.
     The right of a Participant or any other person to receive payments under the Plan shall not be assigned, transferred, pledged or encumbered, except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.
     8.6 Legally Incompetent.

     The Administrative Committee, in its sole discretion, may direct that payment be made to an incompetent or disabled person, whether because of minority or mental or physical disability, to the guardian of such person or to the person having custody of such person, without further liability on the part of the Administrative Committee, the Company or any Affiliate for the amount of such payment to the person on whose account such payment is made.
     8.7 Governing Law.
     The Plan shall be construed, administered and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
     8.8 Omnibus 409A Provision.
     Notwithstanding any other provision of this Plan, it is intended that any payment provided pursuant to or in connection with this Plan shall be provided and paid in a manner, and at such time, and in such form, as complies with the applicable requirements of Code Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance. Notwithstanding any other provision of this Plan, the Board is authorized to amend this Plan and/or to delay the payment of any monies as may be determined by it to be necessary or appropriate to comply, or to evidence or further evidence required compliance, with Code Section 409A.
     IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officer as of the day and year first above written.

AGCO CORPORATION

By:

Title:

SCHEDULE A
PARTICIPANTS